Exhibit 5.1
March 13, 2014
DCP Midstream Partners, LP
DCP Midstream Operating, LP
370 17th Street, Suite 2500
Denver, Colorado 80202
Ladies and Gentlemen:
We have acted as counsel to DCP Midstream Partners, LP, a Delaware limited partnership (the “Guarantor”), and DCP Midstream Operating, LP, a Delaware limited partnership and a wholly-owned subsidiary of the Guarantor (the “Issuer” and, together with the Guarantor, the “Obligors”), in connection with the proposed offering and sale by the Issuer of (a) $325,000,000 aggregate principal amount of the Issuer’s 2.70% Senior Notes due 2019 (the “2019 Notes”) and (b) $400,000,000 aggregate principal amount of the Issuer’s 5.60% Senior Notes due 2044 (the “2044 Notes” and, together with the 2019 Notes, the “Notes”). The Notes are being issued under an Indenture dated as of September 30, 2010 (the “Base Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture thereto dated as of June 14, 2012 among the Issuer, the Guarantor and the Trustee, as amended and supplemented by the Sixth Supplemental Indenture thereto dated as of March 13, 2014 among the Issuer, the Guarantor and the Trustee (together, the “Supplemental Indentures” and each individually, a “Supplemental Indenture”). The Base Indenture, as amended and supplemented by the Supplemental Indentures, is referred to herein as the “Indenture.” The payment of the principal of and interest on the Notes is being guaranteed by the Guarantor pursuant to the guarantees included in the Indenture (each such guarantee, a “Guarantee” and, together with the Notes, the “Securities”), and the Securities are being sold by the Issuer and the Guarantor, as applicable, to the several underwriters pursuant to an Underwriting Agreement dated as of March 10, 2014 (the “Underwriting Agreement”) among the Obligors, DCP Midstream GP, LP, a Delaware limited partnership (the “General Partner”), DCP Midstream GP, LLC, a Delaware limited liability company (“GP LLC”), and DCP Midstream Operating, LLC, a Delaware limited liability company (the “OLP GP” and, collectively with the Obligors, the General Partner, and GP LLC, the “DCP Parties”), and RBS Securities Inc., SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.
We have participated in the preparation of a prospectus supplement dated March 10, 2014 (the “Prospectus Supplement”), and the prospectus dated June 14, 2012 (the “Prospectus”), each forming part of the Registration Statement on Form S-3 (File Nos. 333-182116 and 333-182116-01) (the “Registration Statement”) to which this opinion is an exhibit. The

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DCP Midstream Partners, LP
DCP Midstream Operating, LP
March 13, 2014
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Prospectus Supplement has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.
As the basis for the opinions hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), partnership and limited liability company records and documents, certificates of company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including, but not limited to:
1.The Registration Statement, the Prospectus and the Prospectus Supplement;
2.    The executed Underwriting Agreement;
3.    The executed Indenture;
4.    The executed global security representing the 2019 Notes, including the notation of Guarantee thereon (the “2019 Global Note”);
5.    The executed global security representing the 2044 Notes, including the notation of Guarantee thereon (the “2044 Global Note”);
6.    The Certificate of Limited Partnership of the Guarantor, as filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on August 5, 2005, and certified by the Delaware Secretary of State;
7.    The Second Amended and Restated Agreement of Limited Partnership of the Guarantor, dated as of November 1, 2006, Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of the Guarantor, dated as of April 11, 2008, and Amendment No. 2 to the Second Amended and Restated Agreement of Limited Partnership of the Guarantor, dated as of April 1, 2009, certified by the Secretary of GP LLC as being in full force and effect on the date hereof;
8.    The Certificate of Limited Partnership of the General Partner, as filed with the Delaware Secretary of State on August 5, 2005, and certified by the Delaware Secretary of State;
9.    The First Amended and Restated Agreement of Limited Partnership of the General Partner, dated as of December 7, 2005, certified by the Secretary of GP LLC as being in full force and effect on the date hereof;
10.    The Certificate of Formation of GP LLC, as filed with the Delaware Secretary of State on August 5, 2005, and certified by the Delaware Secretary of State;

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March 13, 2014
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11.    The Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of December 7, 2005, Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of January 20, 2009, Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of February 14, 2013 and Amendment No. 3 to the Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of November 6, 2013, certified by the Secretary of GP LLC as being in full force and effect on the date hereof;
12.    The Certificate of Limited Partnership of the Issuer, as filed with the Delaware Secretary of State on September 15, 2005, and certified by the Delaware Secretary of State;
13.    The Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of December 7, 2005, certified by the Secretary of the OLP GP as being in full force and effect on the date hereof;
14.    The Certificate of Formation of the OLP GP, as filed with the Delaware Secretary of State on September 15, 2005, and certified by the Delaware Secretary of State;
15.    The Amended and Restated Limited Liability Company Agreement of the OLP GP, dated as of March 17, 2006, certified by the Secretary of the OLP GP as being in full force and effect on the date hereof; and
16.    The limited partnership and limited liability company records, as applicable, of the DCP Parties, as furnished and certified to us by each of them, including copies of resolutions duly adopted by (a) the Board of Directors of GP LLC, dated February 13, 2014, (b) the Board of Directors of OLP GP, dated February 13, 2014, and (c) the Pricing Committee of the Board of Directors of GP LLC, dated March 10, 2014.
In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies, (iv) that each individual signing in a representative capacity (other than on behalf of the DCP Parties) any document reviewed by us had authority to sign in such capacity, (v) that each individual signing any document had the legal capacity to do so, (vi) that the obligations of the parties to the Underwriting Agreement (other than the DCP Parties) are valid, binding and enforceable, (vii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, and (viii) the accuracy, completeness and authenticity of certificates of public officials. We have also assumed the accuracy of all other information provided to us by the Obligors during the course of our investigations, on which we have relied in issuing the opinion expressed below. We have relied upon a certificate and other assurances of officers of the general partner of each Obligor and others as to factual matters without having independently verified such factual matters. In connection with the opinion hereinafter

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March 13, 2014
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expressed, we have assumed that the Securities will be issued and sold in the manner stated in the Prospectus Supplement, the Prospectus and the Underwriting Agreement.
Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that (i) the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Base Indenture have been duly authorized by all necessary limited partnership action of the Issuer, (ii) the Base Indenture has been duly executed and delivered by the Issuer, (iii) the execution and delivery of each Obligor of, and the performance by each Obligor of its obligations under, each Supplemental Indenture has been duly authorized by all necessary limited partnership action of each Obligor, (iv) each Supplemental Indenture has been duly executed and delivered by each Obligor in accordance with the terms of the Base Indenture, (v) the execution, issuance and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Notes have been duly authorized by all necessary limited partnership action of the Issuer, (vi) the 2019 Global Note and the 2044 Global Note representing the 2019 Note and 2044 Note, respectively, have been duly executed by the Issuer in accordance with the terms of the Indenture and have been delivered in accordance with the terms of the Indenture, (vii) the execution, issuance and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Guarantee endorsed on the 2019 Global Note and the Guarantee endorsed on the 2044 Global Note as provided in the Indenture have been duly authorized by all necessary limited partnership action of the Guarantor, and (viii) the Guarantee endorsed on the 2019 Notes and the Guarantee endorsed on the 2044 Notes as provided in the Indenture have been duly executed by the Guarantor in accordance with the terms of the Indenture and have been delivered in accordance with the terms of the Indenture.
The opinion expressed herein is limited in all respects to the Delaware Act (which with respect to such act includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws), and we express no opinion other than as to the Delaware Act.
We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement, to the filing of this opinion letter as an exhibit to the Guarantor’s Current Report on Form 8-K dated the date hereof, and to the incorporation by reference of this opinion letter into the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Holland & Hart LLP